ABERCROMBIE & FITCH CO. REPORTS THIRD QUARTER RESULTS

Achieves best third quarter operating income and operating margin since 2012

Announces Board of Director’s approval of $500 million share repurchase program

New Albany, Ohio, November 23, 2021: Abercrombie & Fitch Co. (NYSE: ANF) today announced results for the third quarter ended October 30, 2021. These compare to results for the third quarter ended October 31, 2020. Descriptions of the use of non-GAAP financial measures and reconciliations of GAAP and non-GAAP financial measures accompany this release.

Fran Horowitz, Chief Executive Officer, said, “We were very pleased with our third quarter results. Total net sales grew 10% year-over-year, or 5% from 2019 levels. Our largest market, the U.S., experienced ongoing strength, growing 17% on a one-year and 12% on a two-year basis. Digital net sales rose 8% from last year, representing 46% of total third quarter sales. Gross profit rate declined 30 basis points on a one-year and increased 360 basis points on a two-year basis, benefiting from AUR improvements, offset by elevated supply chain costs. Combined with ongoing tight expense controls, we achieved an 8% operating margin, representing our best third quarter operating margin and income since 2012.”

“The start of the holiday season has been promising. Customers have come out early to shop and have been responding well to assortments. We continue to actively manage through ongoing supply chain constraints, including production and delivery delays and elevated costs, and are confident that we have the product, marketing voice and omnichannel experience to surprise and delight new and existing customers throughout the fourth quarter.”

Details related to net income per diluted share for the third quarter are as follows:

	2021	2020
GAAP	$0.77	$0.66
Excluded items, net of tax effect (1)	(0.09)	(0.09)
Adjusted non-GAAP	$0.86	$0.76
Impact from changes in foreign currency exchange rates (2)	—	(0.05)
Adjusted non-GAAP constant currency	$0.86	$0.71
(1)Excluded items consist of pre-tax store asset impairment charges and the tax effect of pre-tax excluded items.
(2)The estimated impact from foreign currency is calculated by applying current period exchange rates to prior year results using a 26% tax rate.

A summary of results for the third quarter ended October 30, 2021 as compared to the third quarter ended October 31, 2020:
•Net sales of $905 million, up 10% as compared to last year and up 5% as compared to pre-COVID 2019 third quarter net sales.
•Digital net sales of $413 million increased 8% as compared to last year and increased 55% as compared to pre-COVID 2019 third quarter digital net sales.
•Gross profit rate of 63.7%, down approximately 30 basis points as compared to last year and up approximately 360 basis points as compared to 2019. The year-over-year decline is driven by approximately 300 basis points of higher average unit cost from freight inflation and efforts to offset supply chain issues, almost fully offset by higher average unit retail on lower promotions.
•Operating expense, excluding other operating income, net, was up 8% compared to last year and remained flat as compared to 2019. The year-over-year increase reflects an increase in marketing expenses and payroll and a decrease in store occupancy. Operating expense as a percentage of sales decreased to 55.8% from 56.8% last year and from 58.4% as compared to 2019.
•     Operating income of $73 million and $79 million on a reported and adjusted non-GAAP basis, respectively, as compared to operating income of $59 million and $65 million last year, on a reported and adjusted non-GAAP basis, respectively.
•Net income per diluted share of $0.77 and $0.86 on a reported and adjusted non-GAAP basis, respectively, as compared to net income per diluted share last year of $0.66 and $0.76 on a reported and adjusted non-GAAP basis, respectively.

Net Sales
Net sales by brand and region for the third quarter are as follows:

(in thousands)	2021	2020	2019	1 YR % Change	2 YR % Change
Net sales by brand:
Hollister (1)	$522,311	$476,665	$514,772	10%	1%
Abercrombie (2)	382,849	342,988	348,700	12%	10%
Total company	$905,160	$819,653	$863,472	10%	5%

Net sales by region: (3)	2021	2020	2019	1 YR % Change	2 YR % Change
United States	$654,858	$557,814	$583,593	17%	12%
EMEA	179,156	190,214	191,977	(6)%	(7)%
APAC	38,215	43,618	55,910	(12)%	(32)%
Other (4)	32,931	28,007	31,992	18%	3%
International	$250,302	$261,839	$279,879	(4)%	(11)%
Total company	$905,160	$819,653	$863,472	10%	5%
(1)    Hollister includes the Hollister, Gilly Hicks and Social Tourist brands.
(2)    Abercrombie includes the Abercrombie & Fitch and abercrombie kids brands.
(3)    Net sales by geographic area are presented by attributing revenues to an individual country on the basis of the country in which the merchandise was sold for in-store purchases and on the basis of the shipping location provided by customers for digital orders.
(4)    Other includes all sales that do not fall within the United States, EMEA, or APAC regions.

Financial Position and Liquidity
As of October 30, 2021 the company had:
•Cash and equivalents of $0.9 billion. This compares to cash and equivalents of $1.1 billion and $0.8 billion as of January 30, 2021 and October 31, 2020, respectively.
•Inventories of $544 million, steady compared to October 31, 2020.
•Long-term gross borrowings under the company’s senior secured notes of $308 million (the “Senior Secured Notes”) which mature in July 2025 and bear interest at a rate of 8.75% per annum.
•Borrowing available under the senior-secured asset-based revolving credit facility (the “ABL Facility”) of $271 million.
•Liquidity, comprised of cash and equivalents and borrowing available under the ABL Facility, of approximately $1.1 billion. This compares to liquidity of $1.3 billion and $1.2 billion as of January 30, 2021 and October 31, 2020, respectively.

Cash Flow and Capital Allocation
Details related to the company’s cash flows for the year-to-date period ended October 30, 2021 are as follows:
•Net cash provided by operating activities of $131 million.
•Net cash used for investing activities of $62 million.
•Net cash used for financing activities of $304 million.

The company repurchased approximately 2.7 million shares during the third quarter and has returned $235 million to shareholders during the year-to-date period ended October 30, 2021 through share repurchases. The company’s Board of Directors approved a new share repurchase program of up to $500 million of outstanding common stock, replacing the February 2021 share repurchase program of 10 million shares, which had approximately 3.9 million shares remaining. The timing and actual number of common shares to be repurchased will depend upon market conditions, eligibility to trade, and other factors.

During the second quarter of fiscal 2021, the company spent $47 million to purchase $42.3 million at par value of its senior secured notes. During the first quarter of fiscal 2021, the company paid $64 million to settle all remaining obligations related to the SoHo Hollister flagship store in New York City, which reduced the company’s operating lease liabilities by $65 million and eliminated future interest expense related to this obligation.

Depreciation and amortization was $108 million for the year-to-date period ended October 30, 2021.

Conference Call
Today at 8:30 AM, ET, the company will conduct a conference call and provide additional details around its quarterly results and its outlook for the fourth quarter. To listen to the conference call, dial (800) 458-4121 or go to corporate.abercrombie.com. The international call-in number is (323) 794-2093. This call will be recorded and made available by dialing the replay number (888) 203-1112 or the international number (719) 457-0820 followed by the conference ID number 1289887 or through

corporate.abercrombie.com. A presentation of third quarter results will be available in the “Investors” section at corporate.abercrombie.com at approximately 7:30 AM, ET, today.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management or spokespeople of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “should,” “are confident,” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements. The following factors, in addition to those disclosed in “ITEM 1A. RISK FACTORS” of A&F’s Annual Report on Form 10-K for the fiscal year ended January 30, 2021, in some cases have affected, and in the future could affect, A&F’s financial performance and could cause actual results for fiscal 2021 and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: COVID‐19 has and may continue to materially adversely impact and cause disruption to our business; changes in global economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, as well as other changes in consumer discretionary spending habits could have a material adverse impact on our business; failure to engage our customers, anticipate customer demand and changing fashion trends, and manage our inventory commensurately could have a material adverse impact on our business; our failure to operate effectively in a highly competitive and constantly evolving industry could have a material adverse impact on our business; fluctuations in foreign currency exchange rates could have a material adverse impact on our business; our ability to attract customers to our stores depends, in part, on the success of the shopping malls or area attractions that our stores are located in or around; the impact of war, acts of terrorism, mass casualty events, social unrest, civil disturbance or disobedience could have a material adverse impact on our business; the impact of extreme weather, infectious disease outbreaks, including COVID-19, and other unexpected events could result in an interruption to our business, as well as to the operations of our third-party partners, and have a material adverse impact on our business; failure to successfully develop an omnichannel shopping experience, a significant component of our growth strategy, or failure to successfully invest in customer, digital and omnichannel initiatives could have a material adverse impact on our business; our failure to optimize our global store network could have a material adverse impact on our business; our failure to execute our international growth strategy successfully and inability to conduct business in international markets as a result of legal, tax, regulatory, political and economic risks could have a material adverse impact on our business; our failure to appropriately address emerging environmental, social and governance matters could have a material adverse impact on our reputation and, as a result, our business; failure to protect our reputation could have a material adverse impact on our business; if our information technology systems are disrupted or cease to operate effectively, it could have a material adverse impact on our business; we may be exposed to risks and costs associated with cyber-attacks, data protection, credit card fraud and identity theft that could have a material adverse impact on our business; our reliance on our distribution centers makes us susceptible to disruptions or adverse conditions affecting our supply chain; changes in the cost, availability and quality of raw materials, labor, transportation, and trade relations could have a material adverse impact on our business; we depend upon independent third parties for the manufacture and delivery of all our merchandise, and a disruption of the manufacture or delivery of our merchandise could have a material adverse impact on our business; we rely on the experience and skills of our executive officers and associates, and the failure to attract or retain this talent, effectively manage succession, and establish a diverse workforce could have a material adverse impact on our business; in the past, we have identified a material weakness in our internal control over financial reporting and may identify additional material weaknesses in the future. If we fail to establish and maintain effective internal control over financial reporting, our ability to accurately and timely report our financial results could be adversely affected; fluctuations in our tax obligations and effective tax rate may result in volatility in our results of operations could have a material adverse impact on our business; our litigation exposure, or any securities litigation and shareholder activism, could have a material adverse impact on our business; failure to adequately protect our trademarks could have a negative impact on our brand image and limit our ability to penetrate new markets which could have a material adverse impact on our business; changes in the regulatory or compliance landscape could have a material adverse impact on our business; and the agreements related to our senior secured asset-based revolving credit facility and our senior secured notes include restrictive covenants that limit our flexibility in operating our business and our inability to obtain credit on reasonable terms in the future could have an adverse impact on our business.

About Abercrombie & Fitch Co.
Abercrombie & Fitch Co. (NYSE: ANF) is a leading, global, omnichannel specialty retailer of apparel and accessories for men, women and kids through five renowned brands. The iconic Abercrombie & Fitch brand was born in 1892 and aims to make every day feel as exceptional as the start of a long weekend. abercrombie kids sees the world through kids’ eyes, where play is life and every day is an opportunity to be anything and better anything. The Hollister brand believes in liberating the spirit of an endless summer inside everyone and making teens feel celebrated and comfortable in their own skin. Gilly Hicks, offering intimates, loungewear and sleepwear, is designed to give all Gen Z customers their daily dose of happy. Social Tourist, the creative vision of Hollister and social media personalities, Dixie and Charli D’Amelio, offers trend forward apparel that allows teens to experiment with their style, while exploring the duality of who they are both on social media and in real life.

The brands share a commitment to offering products of enduring quality and exceptional comfort that allow consumers around the world to express their own individuality and style. Abercrombie & Fitch Co. operates approximately 730 stores under these brands across North America, Europe, Asia and the Middle East, as well as the e-commerce sites www.abercrombie.com, www.abercrombiekids.com, www.hollisterco.com, www.gillyhicks.com and www.socialtourist.com.

Investor Contact:	Media Contact:

Pamela Quintiliano	Mackenzie Gusweiler
Abercrombie & Fitch Co.	Abercrombie & Fitch Co.
(614) 283-6751	(614) 283-6192
Investor_Relations@anfcorp.com	Public_Relations@anfcorp.com

Abercrombie & Fitch Co.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended		Thirteen Weeks Ended
	October 30, 2021	% of Net Sales	October 31, 2020	% of Net Sales
Net sales	$905,160	100.0%	$819,653	100.0%
Cost of sales, exclusive of depreciation and amortization	328,916	36.3%	295,220	36.0%
Gross profit	576,244	63.7%	524,433	64.0%
Stores and distribution expense	351,804	38.9%	346,263	42.2%
Marketing, general and administrative expense	146,269	16.2%	121,000	14.8%
Flagship store exit benefits (costs)	11	0.0%	(8,063)	(1.0)%
Asset impairment, exclusive of flagship store exit charges	6,749	0.7%	6,329	0.8%
Other operating (income) expense, net	(1,320)	(0.1)%	288	0.0%
Operating income	72,731	8.0%	58,616	7.2%
Interest expense, net	7,270	0.8%	8,808	1.1%
Income before income taxes	65,461	7.2%	49,808	6.1%
Income tax expense	16,383	1.8%	5,779	0.7%
Net income	49,078	5.4%	44,029	5.4%
Less: Net income attributable to noncontrolling interests	1,845	0.2%	1,758	0.2%
Net income attributable to Abercrombie & Fitch Co.	$47,233	5.2%	$42,271	5.2%

Net income per share attributable to Abercrombie & Fitch Co.:
Basic	$0.80		$0.68
Diluted	$0.77		$0.66

Weighted-average shares outstanding:
Basic	58,796		62,558
Diluted	61,465		63,877

Abercrombie & Fitch Co.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Thirty-nine Weeks Ended		Thirty-nine Weeks Ended
	October 30, 2021	% of Net Sales	October 31, 2020	% of Net Sales
Net sales	$2,551,415	100.0%	$2,003,340	100.0%
Cost of sales, exclusive of depreciation and amortization	916,552	35.9%	791,154	39.5%
Gross profit	1,634,863	64.1%	1,212,186	60.5%
Stores and distribution expense	994,347	39.0%	978,757	48.9%
Marketing, general and administrative expense	391,129	15.3%	326,509	16.3%
Flagship store exit benefits	(1,177)	0.0%	(12,490)	(0.6)%
Asset impairment, exclusive of flagship store exit charges	10,199	0.4%	57,340	2.9%
Other operating income, net	(4,586)	(0.2)%	(1,562)	(0.1)%
Operating income (loss)	244,951	9.6%	(136,368)	(6.8)%
Interest expense, net	27,151	1.1%	19,277	1.0%
Income (loss) before income taxes	217,800	8.5%	(155,645)	(7.8)%
Income tax expense	15,560	0.6%	38,565	1.9%
Net income (loss)	202,240	7.9%	(194,210)	(9.7)%
Less: Net income attributable to noncontrolling interests	4,739	0.2%	2,203	0.1%
Net income (loss) attributable to Abercrombie & Fitch Co.	$197,501	7.7%	$(196,413)	(9.8)%

Net income (loss) per share attributable to Abercrombie & Fitch Co.:
Basic	$3.24		$(3.14)
Diluted	$3.10		$(3.14)

Weighted-average shares outstanding:
Basic	60,879		62,541
Diluted	63,770		62,541

Reporting and Use of GAAP and Non-GAAP Measures
The company believes that each of the non-GAAP financial measures presented are useful to investors as they provide a measure of the company’s operating performance excluding the effect of certain items which the company believes do not reflect its future operating outlook, such as asset impairment charges primarily attributable to the COVID-19 pandemic or related to the company’s flagship stores, therefore supplementing investors’ understanding of comparability of operations across periods. Management used these non-GAAP financial measures during the periods presented to assess the company’s performance and to develop expectations for future operating performance. Non-GAAP financial measures should be used supplemental to, and not as an alternative to, the company’s GAAP financial results, and may not be calculated in the same manner as similar measures presented by other companies.

In addition, at times the company provides comparable sales, defined as the percentage year-over-year change in the aggregate of: (1) sales for stores that have been open as the same brand at least one year and whose square footage has not been expanded or reduced by more than 20% within the past year, with prior year’s net sales converted at the current year’s foreign currency exchange rate to remove the impact of foreign currency rate fluctuation, and (2) digital net sales with prior year’s net sales converted at the current year’s foreign currency exchange rate to remove the impact of foreign currency rate fluctuation. In light of store closures related to COVID-19, the Company has not disclosed comparable sales for Fiscal 2021.

The company also provides certain financial information on a constant currency basis to enhance investors’ understanding of underlying business trends and operating performance, by removing the impact of foreign currency exchange rate fluctuations. The effect from foreign currency, calculated on a constant currency basis, is determined by applying current year average exchange rates to prior year results and is net of the year-over-year impact from hedging. The per diluted share effect from foreign currency is calculated using a 26% tax rate.

Abercrombie & Fitch Co.
Schedule of Non-GAAP Financial Measures
Thirteen Weeks Ended October 30, 2021
(in thousands, except per share data)
(Unaudited)

	GAAP (1)	Excluded items	Adjusted non-GAAP
Asset impairment, exclusive of flagship store exit charges (2)	$6,749	$6,749	$—
Operating income	72,731	(6,749)	79,480
Income before income taxes	65,461	(6,749)	72,210
Income tax expense (3)	16,383	(1,375)	17,758
Net income attributable to Abercrombie & Fitch Co.	$47,233	$(5,374)	$52,607

Net income per diluted share attributable to Abercrombie & Fitch Co.	$0.77	$(0.09)	$0.86
Diluted weighted-average shares outstanding:	61,465		61,465
(1)    “GAAP” refers to accounting principles generally accepted in the United States of America.
(2)    Excluded items consist of pre-tax store asset impairment charges of $6.7 million.
(3)    The tax effect of excluded items is the difference between the tax provision calculated on a GAAP basis and an adjusted non-GAAP basis.

Abercrombie & Fitch Co.
Schedule of Non-GAAP Financial Measures
Thirteen Weeks Ended October 31, 2020
(in thousands, except per share data)
(Unaudited)

	GAAP (1)	Excluded items	Adjusted non-GAAP
Asset impairment, exclusive of flagship store exit charges (2)	$6,329	$6,329	$—
Operating income	58,616	(6,329)	64,945
Income before income taxes	49,808	(6,329)	56,137
Income tax expense (3)	5,779	(369)	6,148
Net income attributable to Abercrombie & Fitch Co.	$42,271	$(5,960)	$48,231

Net income per diluted share attributable to Abercrombie & Fitch Co.	$0.66	$(0.09)	$0.76
Diluted weighted-average shares outstanding:	63,877		63,877
(1)    “GAAP” refers to accounting principles generally accepted in the United States of America.
(2)    Excluded items consist of pre-tax store asset impairment charges of $6.3 million, which are principally the result of the impact of COVID-19 on store cash flows.
(3)    The tax effect of excluded items is the difference between the tax provision calculated on a GAAP basis and an adjusted non-GAAP basis.

Abercrombie & Fitch Co.
Schedule of Non-GAAP Financial Measures
Thirty-nine Weeks Ended October 30, 2021
(in thousands, except per share data)
(Unaudited)

	GAAP (1)	Excluded items	Adjusted non-GAAP
Asset impairment, exclusive of flagship store exit charges (2)	$10,199	$10,199	$—
Operating income	244,951	(10,199)	255,150
Income before income taxes	217,800	(10,199)	227,999
Income tax expense (3)	15,560	(2,048)	17,608
Net income attributable to Abercrombie & Fitch Co.	$197,501	$(8,151)	$205,652

Net income per diluted share attributable to Abercrombie & Fitch Co.	$3.10	$(0.13)	$3.22
Diluted weighted-average shares outstanding:	63,770		63,770
(1)    “GAAP” refers to accounting principles generally accepted in the United States of America.
(2)    Excluded items consist of pre-tax store asset impairment charges of $10.2 million.
(3)    The tax effect of excluded items is the difference between the tax provision calculated on a GAAP basis and an adjusted non-GAAP basis.

Abercrombie & Fitch Co.
Schedule of Non-GAAP Financial Measures
Thirty-nine Weeks Ended October 31, 2020
(in thousands, except per share data)
(Unaudited)

	GAAP (1)	Excluded items	Adjusted non-GAAP
Asset impairment, exclusive of flagship store exit charges (2)	$57,340	$57,340	$—
Operating loss	(136,368)	(57,340)	(79,028)
Loss before income taxes	(155,645)	(57,340)	(98,305)
Income tax expense (3)	38,565	(3,635)	42,200
Net loss attributable to Abercrombie & Fitch Co.	$(196,413)	$(53,705)	$(142,708)

Net loss per diluted share attributable to Abercrombie & Fitch Co.	$(3.14)	$(0.86)	$(2.28)
Diluted weighted-average shares outstanding:	62,541		62,541
(1)    “GAAP” refers to accounting principles generally accepted in the United States of America.
(2)    Excluded items consist of pre-tax store asset impairment charges of $57.3 million, which are principally the result of the impact of COVID-19 on store cash flows.
(3)    The tax effect of excluded items is the difference between the tax provision calculated on a GAAP basis and an adjusted non-GAAP basis.

Abercrombie & Fitch Co.
Reconciliation of Constant Currency Financial Measures
Thirteen Weeks Ended October 30, 2021
(in thousands, except percentage and basis point changes and per share data)
(Unaudited)

	2021	2020	% Change
Net sales
GAAP (1)	$905,160	$819,653	10%
Impact from changes in foreign currency exchange rates (2)	—	3,540	—%
Net sales on a constant currency basis	$905,160	$823,193	10%

Gross profit	2021	2020	BPS Change (3)
GAAP (1)	$576,244	$524,433	(30)
Impact from changes in foreign currency exchange rates (2)	—	(1,702)	50
Gross profit on a constant currency basis	$576,244	$522,731	20

Operating income	2021	2020	BPS Change (3)
GAAP (1)	$72,731	$58,616	80
Excluded items (4)	(6,749)	(6,329)	10
Adjusted non-GAAP	$79,480	$64,945	90
Impact from changes in foreign currency exchange rates (2)	—	(4,067)	50
Adjusted non-GAAP constant currency basis	$79,480	$60,878	140

Net income per diluted share attributable to Abercrombie & Fitch Co.	2021	2020	$ Change
GAAP (1)	$0.77	$0.66	$0.11
Excluded items, net of tax (4)	(0.09)	(0.09)	0.00
Adjusted non-GAAP	$0.86	$0.76	$0.10
Impact from changes in foreign currency exchange rates (2)	—	(0.05)	0.05
Adjusted non-GAAP constant currency basis	$0.86	$0.71	$0.15

(1)    “GAAP” refers to accounting principles generally accepted in the United States of America.
(2)    The estimated impact from foreign currency is determined by applying current period exchange rates to prior year results and is net of the year-over-year impact from hedging. The per diluted share estimated impact from foreign currency is calculated using a 26% tax rate.
(3)    The estimated basis point change has been rounded based on the percentage change.
(4)    Excluded items consist of pre-tax store asset impairment charges of $6.7 million and $6.3 million for the current year and prior year, respectively.

Abercrombie & Fitch Co.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	October 30, 2021	January 30, 2021	October 31, 2020
Assets
Current assets:
Cash and equivalents	$865,622	$1,104,862	$812,881
Receivables	83,447	83,857	89,074
Inventories	543,713	404,053	545,548
Other current assets	111,423	68,857	73,776
Total current assets	1,604,205	1,661,629	1,521,279
Property and equipment, net	516,176	550,587	593,932
Operating lease right-of-use assets	762,641	893,989	955,781
Other assets	229,512	208,697	205,970
Total assets	$3,112,534	$3,314,902	$3,276,962

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$424,560	$289,396	$334,775
Accrued expenses	355,149	396,365	356,370
Short-term portion of operating lease liabilities	209,812	248,846	255,775
Income taxes payable	39,900	24,792	6,663
Total current liabilities	1,029,421	959,399	953,583
Long-term liabilities:
Long-term portion of operating lease liabilities	$764,346	$957,588	$1,010,051
Long-term borrowings, net	303,247	343,910	343,559
Other liabilities	97,191	104,693	110,965
Total long-term liabilities	1,164,784	1,406,191	1,464,575
Total Abercrombie & Fitch Co. stockholders’ equity	908,934	936,628	849,379
Noncontrolling interests	9,395	12,684	9,425
Total stockholders’ equity	918,329	949,312	858,804
Total liabilities and stockholders’ equity	$3,112,534	$3,314,902	$3,276,962

Abercrombie & Fitch Co.
Condensed Consolidated Statements of Cash Flows
(in thousands, except per share data)
(Unaudited)

	Thirty-nine Weeks Ended
	October 30, 2021	October 31, 2020
Operating activities
Net cash provided by operating activities	$131,287	$108,894

Investing activities
Purchases of property and equipment	$(62,223)	$(91,748)
Withdrawal of funds from Rabbi Trust assets (1)	—	50,000
Net cash used for investing activities	$(62,223)	$(41,748)

Financing activities
Proceeds from issuance of senior secured notes	—	350,000
Proceeds from borrowings under the asset-based senior secured credit facility	—	210,000
Repayment of term loan facility borrowings	—	(233,250)
Repayment of borrowings under the asset-based senior secured credit facility	—	(210,000)
Purchase of senior secured notes	(46,969)	—
Payment of debt issuance or modification costs and fees	(2,016)	(7,151)
Purchases of common stock	(235,249)	(15,172)
Dividends paid	—	(12,556)
Other financing activities	(20,124)	(11,742)
Net cash (used for) provided by financing activities	$(304,358)	$70,129

Effect of foreign currency exchange rates on cash	$(8,560)	$2,269
Net (decrease) increase in cash and equivalents, and restricted cash and equivalents	$(243,854)	$139,544
Cash and equivalents, and restricted cash and equivalents, beginning of period	$1,124,157	$692,264
Cash and equivalents, and restricted cash and equivalents, end of period	$880,303	$831,808
(1)As disclosed in the Form 10-K for the year ended January 30, 2021, during the fourth quarter ended January 30, 2021, an error relating to the cash flow presentation of the $50 million withdrawal of the excess funds from the company’s Rabbi Trust assets was identified. The cash flows presented for the year-to-date periods ended May 2, 2020, August 1, 2020, and October 31, 2020 incorrectly classified such withdrawal as a cash inflow from operating activities, rather than a cash inflow from investing activities. This cash flow statement reflects the correct classification.

Abercrombie & Fitch Co.
Store Count

	Thirteen Weeks Ended October 30, 2021
	Hollister (1)		Abercrombie (2)		Total Company (3)
	United States	International	United States	International	United States	International	Total
July 31, 2021	355	150	179	49	534	199	733
New	1	1	2	1	3	2	5
Permanently closed	(1)	—	—	(2)	(1)	(2)	(3)
October 30, 2021	355	151	181	48	536	199	735

	Thirty-Nine Weeks Ended October 30, 2021
	Hollister (1)		Abercrombie (2)		Total Company (3)
	United States	International	United States	International	United States	International	Total
January 30, 2021	347	150	190	48	537	198	735
New	9	5	6	3	15	8	23
Permanently closed	(1)	(4)	(15)	(3)	(16)	(7)	(23)
October 30, 2021	355	151	181	48	536	199	735
(1)Hollister includes the company’s Hollister and Gilly Hicks brands. Locations with Gilly Hicks carveouts within Hollister stores are represented as a single store count. Excludes 10 international franchise stores as of October 30, 2021, 10 international franchise stores as of July 31, 2021, and 9 international franchise stores as of January 30, 2021. Excludes 14 Company-operated temporary stores as of each of October 30, 2021 and July 31, 2021, and 12 Company-operated temporary stores as of January 30, 2021.
(2)Abercrombie includes the company's Abercrombie & Fitch and abercrombie kids brands. Locations with abercrombie kids carveouts within Abercrombie & Fitch stores are represented as a single store count. Excludes 13 international franchise stores as of October 30, 2021, 12 international franchise stores as of and July 31, 2021, and 10 international franchise stores as of January 30, 2021. Excludes four Company-operated temporary stores as of each of October 30, 2021 and July 31, 2021, and two Company-operated temporary stores as of January 30, 2021.
(3)This store count excludes one international third-party operated multi-brand outlet store as of each of October 30, 2021, July 31, 2021, and January 30, 2021.